UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Furniture Brands International, Inc.

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The Company issued the following press release on April 22, 2008.

INFORMATION FOR IMMEDIATE RELEASE	Furniture Brands International, Inc. 101 South Hanley Road St. Louis, Missouri 63105 For Further Information Call Dan Stone 314-863-1100

PROXY GOVERNANCE, INC. SUPPORTS

FURNITURE BRANDS’ FULL SLATE

Calls for Stockholders to Vote the White Proxy Card for the FBN Board

Report Acknowledges and Supports Management Turnaround Plan

St. Louis, Missouri, April 22, 2008 -- Furniture Brands International (NYSE: FBN) announced today that PROXY Governance, Inc., a leading proxy advisory firm, is supporting the company’s full proxy slate for its annual meeting of stockholders on May 1, 2008. PROXY Governance also recommends that stockholders take no action with regard to the minority slate of directors proposed by SCSF Equities LLC (“Sun Capital”).

“Our board and management team are pleased that PROXY Governance has recognized our core messages to stockholders – great change has been accomplished and the strategic plan is generating positive results,” said Ralph P. Scozzafava, chief executive officer and vice chairman.

The company encourages all stockholders to review the entire PROXY Governance report, relevant sections of which are excerpted below, for a discussion of the steps being taken by the company and PROXY Governance's analysis of the situation.

An excerpt of the PROXY Governance report follows:

Summary

As the dissidents disavow any “specific plans” for the company, this proxy contest is a referendum not so much on the past performance of the company or the board, but on the speed and aggressiveness of change, and the company’s potential as a standalone entity.

One wonders what “aggressive” means, if [sic] it not a company which – within six months of launching its turnaround plan –significantly reduced its debt, significantly improved its cash position, significantly increased EPS from continuing operations despite a decline in sales from those operations – then reaffirmed its forecast of significant full-year earnings improvement despite clear and continuing weakness in the economic environment.

If, as the dissidents and at least one other suitor apparently believed when they made unsolicited offers to purchase the company outright, this was a company with strong but unrealized potential, it seems the board had already reached the same conclusion and taken appropriate action. We note that the company has not only named a new CEO, Scozzafava, who has been intimately engaged in developing, driving, and measuring results of the turnaround plan, but has replaced the CFO and president and is actively recruiting new directors with the background to help sustain the transformation. We also note that the turnaround plan itself replaces the company’s entire holding company business model with an operating company model more amenable to realizing economies of scale. Perhaps most importantly for shareholders, however, is that the turnaround plan – which focuses initially on the comparatively lower-hanging fruit of cost rationalization to improve margins – has a strong revenue enhancement focus as well, which will gain additional leverage from the cost rationalization and from which the company expects to see results by 2009.

We concur that many of these changes might be easier, and the turnaround might proceed more quickly, as a private company. That strategy, however, would also preclude current shareholders from participating in the potential upside of that turnaround and the company’s ongoing success. Given the apparently ambitious scope of the turnaround plan, and the credibility this management team has demonstrated in its first six months, it seems unlikely current shareholders would benefit from shaking up the existing board and the management team it has so recently put in place.

Rationale/Conclusion:

Recognizing the substantial management changes the board has implemented, and the company’s significant performance toward its financial and operating milestones in the first six months of its turnaround plan, PROXY Governance generally believes that the board should be granted latitude to implement its strategic plan.

About PROXY Governance

According to its website, PROXY Governance, Inc., a wholly-owned subsidiary of FOLIOfn, Inc., is a unique and independent new proxy advisory and voting company that fills a critical need in today’s marketplace - the need for objective advice that supports the goal of building long-term shareholder value.

PROXY Governance provides research and proxy voting recommendations on U.S. and non-U.S. publicly reporting companies. Coverage is based on securities held in client portfolios. For non–U.S. companies, research and recommendations may be provided through partnerships with other leading proxy advisory firms, or directly by PROXY Governance when proxy materials are reasonably available in a timely manner.

About Furniture Brands

Furniture Brands International (NYSE: FBN) is a vertically integrated operating company that is one of the nation’s leading designers, manufacturers, and retailers of home furnishings. With annual sales of approximately $2 billion, it markets through a wide range of retail channels, from mass merchant stores to single-brand and independent dealers to company-owned stores to specialized interior designers. Furniture Brands serves its customers through some of the best known and most respected brands in the furniture industry, including Broyhill, Lane, Thomasville, Drexel Heritage, Henredon, Pearson, Hickory Chair, Laneventure, and Maitland-Smith.

Cautionary Statement Regarding Forward-Looking Statements

Matters discussed in this release and in our public disclosures, whether written or oral, relating to future events or our future performance, including any discussion, express or implied, of our anticipated growth, operating results, future earnings per share, plans and objectives, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements under the caption “Earnings Guidance.” These statements are often identified by the words “will”, “believe”, “positioned”, “estimate”, “project”, “target”, “continue”, “intend”, “expect”, “future”, “anticipates”, and similar expressions that are not statements of historical fact. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Our actual results and timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2007, our quarterly reports on Form 10-Q, elsewhere in this release, and in our other public filings with the Securities and Exchange Commission. Such factors include, but are not limited to: risks associated with the execution of our strategic plan; changes in economic conditions; loss of market share due to competition; failure to forecast demand or anticipate or respond to changes in consumer tastes and fashion trends; failure to achieve projected mix of product sales; business failures of large customers; distribution and cost savings programs; manufacturing realignments; increased reliance on offshore (import) sourcing of various products; fluctuations in the cost, availability and quality of raw materials; product liability uncertainty; environmental regulations; future acquisitions; impairment of goodwill and other intangible assets; anti-takeover provisions which could result in a decreased valuation of our common stock; loss of funding sources; and our ability to open and operate new retail stores successfully. It is routine for internal projections and expectations to change as the year or each quarter in the year progresses, and therefore it should be clearly understood that all forward-looking statements and the internal projections and beliefs upon which we base our expectations included in this report or other periodic reports are made only as of the date made and may change. While we may elect to update forward-looking statements at some point in the future, we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.

Important Additional Information

In connection with the 2008 Annual Meeting of Stockholders, the Company filed a proxy statement regarding the 2008 Annual Meeting with the U.S. Securities and Exchange Commission, and on March 31, 2008 mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the 2008 Annual Meeting, and on April 16, 2008, mailed a supplement to the proxy statement and an additional proxy card to stockholders entitled to vote at the 2008 Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SUPPLEMENT AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. The proxy statement, supplement and other documents (when available) relating to the 2008 Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at the Company’s website at www.furniturebrands.com under the “Investor Info” tab, or upon written request to Furniture Brands International, Inc., 101 South Hanley Road, Suite 1900, St. Louis, MO 63105, Attention: Corporate Secretary. In addition, copies of the Proxy Statement may be requested by contacting the Company’s proxy solicitor, Morrow & Co., by telephone toll free at 800-607-0088.

The Company and its directors, director nominees and executive officers may be deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting.

Information regarding the interests of the directors, director nominees and executive officers of the Company in the solicitation is more specifically set forth in the definitive proxy statement and the proxy statement supplement that were filed by the Company with the SEC and which are available free of charge from the SEC and the Company, as indicated above.